Exhibit 3.2

                          AMENDED AND RESTATED BY-LAWS
                                       OF

                              PATHMARK STORES, INC.


                                    ARTICLE I

                                     OFFICES


         Pathmark Stores, Inc. (hereinafter called the "Corporation"), may establish or discontinue, from time to time, such offices and places of business within or without the State of Delaware as the Board of Directors may deem proper for the conduct of the Corporation's business.


                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

         Section 2.1. Annual Meeting. The annual meeting of the holders of shares of such class or series of stock as are entitled to notice thereof and to vote thereat pursuant to the provisions of the Amended and Restated Certificate of Incorporation (hereinafter called "Annual Meeting of Stockholders") for the purpose of electing directors and transacting such other business as may come before it shall be held in each year at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

         Section 2.2. Special Meetings. In addition to such special meetings as are provided for by law or by the Amended and Restated Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's stock may be called at any time by the Board of Directors and may be held at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

         Section 2.3. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders shall be given either by delivering such notice personally or mailing such notice to each stockholder of record entitled to vote thereat. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board of Directors or the Secretary, as the case may be, and shall state the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, and shall be delivered personally or mailed not more than sixty (60) days and not less than ten (10) days before the day of the meeting. Except as otherwise provided by law, the business which may be transacted at any such meeting of stockholders shall be in accordance with
Section 2.4 hereof.

         Section 2.4. Notice of Stockholder Proposal. At an Annual Meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting of Stockholders business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before the meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Section 3.1 hereof), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) no more than 90 days but no less than 60

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days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's Annual Meeting of Stockholders or no more than 120 days but no less than 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's Annual Meeting of Stockholders; and (ii) with respect to any other Annual Meeting of Stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting of Stockholders (i) a brief description of the business desired to be brought before the Annual Meeting of Stockholders and the reasons for conducting such business at the Annual Meeting of Stockholders, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The Chairman of the Annual Meeting of Stockholders shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.4, and if so determined, the Chairman shall also declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 2.5. Waiver of Notice. Anything herein contained to the contrary notwithstanding, notice of any meeting of stockholders shall not be required as to any stockholder who shall attend and participate in the business transacted as such meeting in person or by proxy, or who shall, or whose proxy or attorney duly authorized shall, sign a written waiver thereof, whether before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends

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


such meeting for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 2.6. Organization. The Chairman shall act as chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 2.6 to be performed by him at such meeting shall be performed at such meeting by the officer prescribed by Section 5.3 hereof. The Secretary shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

         Section 2.7. Judges. All votes by ballot at any meeting of stockholders shall be conducted by two judges who shall, except as otherwise provided by law, be appointed for the purpose by the chairman of the meeting. The judges shall decide upon the qualifications of voters, count the votes and declare the result.

         Section 2.8. Stockholders Entitled to Vote. The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders, or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express such dissent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express dissent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The Secretary shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a


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

complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place, specified in the notice of the meeting, within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         Section 2.9. Quorum and Adjournment. Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting present in person or by proxy without regard to class or series shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.10. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote without regard to class or series at the meeting.

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

         Section 2.11. Vote of Stockholders. Except as otherwise permitted by law or by the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, all action by stockholders shall be taken at a stockholders' meeting. Every stockholder of record, as determined pursuant to
Section 2.8 hereof, and who is entitled to vote, shall be entitled at every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation, except as otherwise expressly provided in the Amended and Restated Certificate of Incorporation with respect to any class or series of the Corporation's capital stock. Every stockholder entitled to vote shall have the right to vote in person or by proxy duly appointed by an instrument in writing, subscribed by such stockholder and executed not more than three (3) years prior to the meeting, unless the instrument provides for a longer period. The attendance at any meeting of stockholders of a stockholder who may theretofore have given a proxy shall not have the effect of revoking such proxy unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. Election of Directors shall be by ballot, but, unless otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law, by the Amended and Restated Certificate of Incorporation or by Section 3.15 hereof, all elections of Directors and all questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question.

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

         Section 2.12. Consent of Stockholders in Lieu of Meeting. The stockholders may take action without a meeting by written consent in the manner prescribed by Section 228 of the General Corporation Law of the State of Delaware.

         Section 2.13. Attendance at Stockholders' Meetings. Except as otherwise provided by the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, any stockholder of the Corporation shall be entitled to attend any meeting of stockholders of the Corporation regardless of whether such stockholder shall be entitled to vote any shares thereat or to have received notice thereof.

                                   ARTICLE III

                               Board of Directors

         Section 3.1. Nomination.

         (a) Eligibility. Nominations of candidates for election as directors at any meeting of stockholders called for election of directors may be made (i) by any stockholder entitled to vote at such election meeting only in accordance with the procedures set forth in (b) of this Section 3.1, or (ii) by the Board of Directors. To be eligible for election as a director, any director nominee must be first be nominated in accordance with the provisions of these Amended and Restated By-Laws.

         (b) Procedure for Nomination by Stockholders. Any stockholder entitled to vote for the election of a director at a meeting may nominate one or more persons for such election only if written notice of such stockholder's intent to make such nomination is delivered to or mailed and received by the Secretary of the Corporation. Such notice must be received by the Secretary not later than the following dates: (i) with respect to an Annual Meeting of


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

Stockholders, no more than 90 days but no less than 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's Annual Meeting of Stockholders or no more than 120 days but no less than 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's Annual Meeting of Stockholders; and (ii) with respect to any other Annual Meeting of Stockholders or a special meeting of stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting. The written notice shall set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities Exchange Commission in a proxy statement soliciting proxies for the election of such nominee as a director. Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected.

         Section 3.2. Election and Term. Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation, and subject to the provisions of Sections 3.3, 3.14, and 3.15 hereof, directors shall be elected at the Annual Meeting of Stockholders to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

         Section 3.3. Qualification. Acceptance of the office of director may be expressed orally or in writing. The Board of Directors or the stockholders may fix, from time to time, such qualifications, if any, for election as a director or the continued holding of such office as they may deem appropriate in view of the Corporation's business.

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

         Section 3.4. Number. The number of directors may be fixed from time to time by resolution of the Board of Directors or by action of the stockholders but shall not be less than seven (7) nor more than fifteen (15). If and only if the Corporation is required to have Independent Directors in order to be quoted by the Nasdaq National Market or other national stock exchange, at least three directors shall be Independent Directors. For the purpose of this section, "Independent Director" shall mean a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

         Section 3.5. General Powers. The business, properties and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation, to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case, and to appoint committees of the Board of Directors in addition to those provided for in Article IV hereof, the membership of which may consist of either one or more directors and one or more persons who are not directors or two or more persons who are not directors, and which may advise the Board of Directors with respect to any matters relating to the conduct of the Corporation's business. The Board of Directors may designate one or more directors as alternate members of any committee, including those provided for in Article IV hereof, who may replace any absent or disqualified member at any meeting of the committee. In addition, the Board of Directors may exercise all the powers of the


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

Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by the Amended and Restated Certificate of Incorporation.

         Section 3.6. Place of Meetings. Meetings of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors.

         Section 3.7. Organization Meeting. A newly elected Board of Directors shall meet and organize, and also may transact any other business which might be transacted at a regular meeting thereof, as soon as practicable after each Annual Meeting of Stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided a majority of the whole Board of Directors is present. If such a majority is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section 3.9 hereof for special meetings of the Board of Directors, or in a waiver of notice thereof.

         Section 3.8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

         Section 3.9. Special Meetings; Notice and Waiver of Notice. Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman or the President, or on the request of any two (2) directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in a form approved by the directors pursuant to whose request the meeting was called, subject to the reasonable control of the Secretary. Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than two (2) days before the day on which the


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

meeting is to be held, or shall be sent to him at such place by telegraph, cable or other form of recorded communication, or be delivered personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall be present at the meeting and participate in the business transacted thereat, except if a director attends for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the members shall be present thereat. Unless limited by law, by the Amended and Restated Certificate of Incorporation, by these Amended and Restated By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting.

         Section 3.10. Organization of Meetings. The Chairman shall preside at all meetings of the Board of Directors at which he is present. If the Chairman shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 3.10 to be performed by him at such meeting shall be performed at such meeting by the officer prescribed by Section 5.3. If no such officer is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting. The Secretary shall act as the secretary at all meetings of the Board of Directors and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

         Section 3.11. Quorum and Manner Acting. Except as otherwise provided by
Section 3.7 hereof, at every meeting of the Board of Directors majority of the total number of directors constituting the whole Board of Directors shall constitute a quorum, but in no event shall a quorum be constituted by less than two (2) directors. Except as otherwise provided by law, or by the Amended and Restated Certificate of Incorporation, or by Sections 3.15, 4.1, 5.2


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

or Article X hereof, the act of a majority of the directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by a member of the Board of Directors in a meeting pursuant to this Section 3.11 shall constitute his presence in person at such meeting.

         Section 3.12. Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors so requests at the time.

         Section 3.13. Action Without a Meeting. Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board of Directors or of such committee, as the case any be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

         Section 3.14. Resignations. Any director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

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


         Section 3.15. Filling of Vacancies. Except as otherwise provided by law or the Amended and Restated Certificate of Incorporation, in case of any increase in the number of directors, or of any vacancy in the Board of Directors, including any prospective vacancy to result from the effectiveness at a future date of a resignation therefrom, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than the quorum provided in Section 3.11 hereof, or by a sole remaining director. The directors so chosen shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier removal or resignation.


                                   ARTICLE IV

                                   Committees

         Section 4.1. Constitution and Powers. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint one or more committees of the Board of Directors, which shall have such powers and duties as the Board of Directors shall properly determine. Such committees of the Board of Directors shall be composed of one or more directors.

         Section 4.2. Audit Committees. If and only if the Corporation is required to maintain an audit committee in order to be quoted on the Nasdaq National Market or other national stock exchange the Board of Directors of the Corporation may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate an Audit Committee, which shall consist of at least three (3) Independent Directors of the Corporation. The Audit Committee shall select and engage, on behalf of the Corporation, independent public

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

accountants, provided said independent accountants are from a "big 5" accounting firm, to audit the books of account and other corporate records of the Corporation and to perform such other duties as the Audit Committee may from time to time prescribe. The Audit Committee shall transmit financial statements certified by such independent public accountants to the Board of Directors after the close of each fiscal year. The selection of independent public accountants for each fiscal year shall be made in advance of the annual meeting of stockholders in such fiscal year and shall be submitted for ratification or rejection at such meeting. The Audit Committee shall confer with such accountants and review and approve the scope of the audit of the books of account and other corporate records of the company. From time to time the Audit Committee shall report to and advise the Board of Directors concerning the scope and results of its consultation and review and such other matters relating to the internal controls, accounting practices, financial structure and financial reporting of the Corporation as the Audit Committee believes merit review by the Board of Directors. The Audit Committee shall review the services provided by, the independence of, and the fees charged by the independent certified public accountants, and from time to time shall report upon the same to the Board of Directors. The Audit Committee shall have the power to confer with and direct the officers of the Corporation to the extent necessary to review the internal controls, accounting practices, financial structure and financial reporting of the Corporation. The Audit Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. Except as provided in this Section 4.2, the Board of Directors of the Corporation shall not delegate any authority to any other committee, whether made up of directors, officers or otherwise.


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

         Section 4.3. Place of Meetings. Meetings of any committee of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or such committee.

         Section 4.4. Meetings; Notice and Waiver of Notice. Regular meetings of any committee of the Board of Directors shall be held at such times as may be determined by resolution either of the Board of Directors or of such committee and no notice shall be required for any regular meeting. Special meetings of any committee shall be called by the secretary thereof upon request of any member. Notice of any special meeting of any committee shall be in a form approved by the Chairman. Notices of special meetings shall be mailed to each member, addressed to him at his residence or usual place of business, not later than two
(2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or any other form of recorded communication, or be delivered personally or by telephone, not later than the day before such day of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in any notice or written waiver of notice unless so required by the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws. Notices of any such meeting need not be given to any member of any committee, however, if waived by him as provided in Section 3.9 hereof, and the provisions of such Section 3.9 with respect to waiver of notice of meetings of the Board of Directors shall apply to meetings of any committee as well.

         Section 4.5. Organization of Meetings. The most senior officer of the corporation present, if any be members of the committee, and, if not, the director present who has served the longest as a director, except as otherwise expressly provided in these Amended and Restated By-Laws or by the Board of Directors or the committee, shall preside at all meetings of any committee. The Secretary, except as otherwise expressly provided by the Board


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

of Directors, shall act as secretary at all meetings of any committee and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

         Section 4.6. Quorum and Manner of Acting. A majority of the members of any committee then in office (or one director if a committee of one) shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. In the absence of a quorum, a majority of the members of any committee present, or, if two or fewer members shall be present, any member of the committee present or the Secretary, may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of Section 3.11 hereof with respect to participation in a meeting of a committee of the Board of Directors and the provisions of Section 3.13 hereof with respect to action taken by a committee of the Board of Directors without a meeting shall apply to participation in meetings of and action taken by any committee.


                                   ARTICLE V

                                    Officers

         Section 5.1. The Board of Directors shall elect the following executive officers: a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Secretary; and it shall elect or appoint from time to time such other or additional officers (including, without limitation, one or more Vice Chairman of the Board, Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries) as in its opinion are desirable for the conduct of the business of the Corporation, unless otherwise required by the Amended and Restated Certificate of Incorporation.

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

         Section 5.2. The term of all executive officers shall be for one year, or until their respective successors are chosen and qualify. Any officer or Agent shall be subject to removal for or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. Vacancies in any office may be filled at any regular or special meeting of the Board.

         Section 5.3. The officers of the Corporation shall, unless otherwise ordered by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be conferred by the Board of Directors.

         Section 5.4. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors from time to time may confer like powers upon any other person or persons.


                                   ARTICLE VI

                          Stock and Transfers of Stock

         Section 6.1. Stock Certificates. The capital stock of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by, the Chairman, the President, any Executive Vice President, any Senior Vice President or any Vice President and the


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

Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. In case any such officer who has signed any such certificate shall have ceased to be such officer before such certificate is delivered by the Corporation, it may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of its delivery. The certificates representing the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

         Section 6.2. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation by the Secretary or the Assistant Secretary of the Corporation, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number shares of the same class or series of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require and with all required stock transfer tax stamps affixed thereto and cancelled or accompanied by sufficient funds to pay such taxes.

         Section 6.3. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that, in each such case, the applicant for a substitute certificate shall furnish evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by it.

         Section 6.4. Determination of Stockholders of Record for Certain Purposes. The Board of Directors may fix, in advance, a date, not more than sixty (60) days prior to the date of payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend or other distribution, or any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of its capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


                                  ARTICLE VII

                                 Corporate Seal

         Section 7.1. Seal. The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and, in the center of the circle, the words "Corporate Seal, Delaware" and the figures "1987".

         Section 7.2. Affixing and Attesting. The seal of the Corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board of Directors.


                                  ARTICLE VIII

                                 Indemnification

         Section 8.1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         Section 8.2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

         Section 8.3. Notwithstanding the other provisions of this Article, to the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 8.4. Any indemnification under Sections 8.1 and 8.2 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstance because the person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 hereof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Section 8.5. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

         Section 8.6. Any indemnification under Sections 8.1, 8.2 and 8.3 hereof, or advance of expenses under Section 8.5 hereof, shall be made promptly, and in any event within 60 days, upon the written notice of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 8.5 hereof where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 8.1 or 8.2 hereof, but the burden of proving such defense shall be on the Corporation. Neither failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 8.1 or 8.2 hereof, nor the fact that there has been actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 8.7. The indemnification and advancement of expenses provided by, or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 8.8. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

         Section 8.9. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 8.10. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.


                                   ARTICLE IX

                                  Miscellaneous

         Section 9.1. Fiscal Year. The fiscal year of the Corporation shall end on the Saturday closest to January 31 in each year and the succeeding fiscal year shall begin on the day next succeeding the last day of the preceding fiscal year, unless changed by the Board of Directors.

         Section 9.2. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

         Section 9.3. References to the Amended and Restated Certificate of Incorporation. Whenever reference is made to the Amended and Restated Certificate of Incorporation, such reference is to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, including all documents deemed by the General Corporation Law of the State of Delaware to constitute a part thereof.


                                   ARTICLE X

                                   Amendments

         These Amended and Restated By-Laws may be altered, amended or repealed at any Annual Meeting of Stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon, provided that in the case of a special meeting, notice of such proposed alteration, amendment or repeal be included in the notice of meeting, by a vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote thereon, or (except as otherwise expressly provided in any By-Law adopted by the stockholders) by the Board of Directors at any valid meeting by affirmative vote of a majority of the whole Board of Directors.